EXHIBIT 99.1

      Jaco Electronics Reports Fiscal 2005 First Quarter Results

    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Nov. 12, 2004--Jaco Electronics, Inc. (Nasdaq:JACO)

Conference Call:           Today, November 12, at 9:30 a.m. EST
Dial-in numbers:           800/530-9010 or 212/676-5404
Webcast/Replay URL:        http://www.vcall.com/CEPage.asp?ID=89803

    Jaco Electronics, Inc. (Nasdaq:JACO), a distributor of electronic components to original equipment manufacturers, today reported results for its fiscal 2005 first quarter ended September 30, 2004.


Summary of Fiscal 2005 First Quarter Results
($ in thousands, except per-share data)

                                         Three Months Ended Sept. 30,
----------------------------------------------------------------------
                                             2004           2003
----------------------------------------------------------------------
Net sales                                   $60,237       $67,425
----------------------------------------------------------------------
Loss from continuing operations before
 income taxes                               (1,449)        (808)
----------------------------------------------------------------------
(Loss) earnings from discontinued
 operations, net of income taxes*              (64)         101
----------------------------------------------------------------------
Net loss                                      (247)        (424)
----------------------------------------------------------------------
Diluted loss per share from continuing
 operations                                  (0.16)       (0.09)
----------------------------------------------------------------------
Diluted (loss) earnings per share from
 discontinued operations*                    (0.01)        0.02
----------------------------------------------------------------------
Gain on sale of subsidiary                    0.13           --
----------------------------------------------------------------------
Diluted net loss per share                   (0.04)       (0.07)
----------------------------------------------------------------------

* In September 2004, Jaco Electronics sold its contract manufacturing subsidiary. As a result, these operations are classified as discontinued as of July 1, 2003.

    Jaco's Chairman and Chief Executive Officer, Joel Girsky, commented, "A solid return to profitability is our primary goal. During the fiscal 2005 first quarter we achieved a sequential improvement in quarterly revenue while lowering inventory levels and borrowings under our revolving credit facility.
    "Although the worst of the recent cyclical downturn is behind us, we continue to operate in a challenging industry environment. Accordingly, we are focusing on cost reductions and other initiatives to manage in this environment. For example, while fiscal '05 first quarter SG&A is in line with fourth quarter levels, SG&A declined approximately 5% from the fiscal 2004 first quarter. Additionally, subsequent to the end of the fiscal 2005 first quarter, we implemented a reduction in staffing and other expenses resulting in approximately $2 million in annual savings.
    "In addition to cost containment programs, we are also focusing our efforts on delivering top line growth in the coming quarters from our core distribution business and our well positioned flat panel display (FPD) group. We are presently evaluating several options for widening our footprint in Asia as this is the fastest growing region worldwide for electronics. We have established a third-party warehouse to support our regional customer base and direct sales representatives, as well as a Beijing, China sales office. We believe it is important for Jaco to expand its Far East presence.
    "During fiscal 2005, we will complete our new, in-house FPD integration center. When finished, this will be a state-of-the-art, vertically integrated operation that will provide customers with unique, value-added display solutions and a 'one-stop' source for all of their FPD supply and integration needs. As a result, we will be offering our strategic suppliers and the growing market at-large an exciting and wide array of adaptable FPD products and solutions.
    "We remain committed to achieving profitability and believe recent cost-cutting initiatives and expected future revenue growth will contribute to improved operating results for Jaco during fiscal 2005."

    Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.
    Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.
    Jaco has two distribution centers and 16 strategically located sales offices throughout the United States. Jaco provides a variety of value-added services including automated inventory management services, assembling stock items for customers into pre-packaged kits, integrating and assembling various custom components with flat panel displays to customer specifications. The Company's core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release provides historical information and includes forward-looking statements that are subject to numerous assumptions, risks and uncertainties, including, but not limited to, our dependence on a limited number of distributors for our products, that most of our distributor agreements are cancelable upon short notice, the impact of downturns in our industry and the general economy, the market for our products is very competitive, the impact of disruptions in air or sea transportation and possible future legislative or regulatory changes on our business, volatility in electronic components' pricing may reduce our profit margins, the level of costs or difficulties incurred in connection with integrating the operations of businesses we acquire, the financial strength of our customers and suppliers, and other risks disclosed from time to time in our Securities and Exchange Commission filings. The forward-looking statements in this press release involve assumptions, risks and uncertainties that could cause our actual results or performance, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. We believe that all forward-looking statements made by us have a reasonable basis, but we cannot assure you that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. As a result, our actual results may differ materially from the information set forth herein.

                           - tables follow -


                JACO ELECTRONICS, INC. AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations
                              (unaudited)
         ($ in thousands, except share and per share amounts)

                                             Three months ended
                                                September 30,*
                                           -----------------------
                                               2004         2003
                                               ----         ----
Net sales                                  $  60,237    $  67,425
                                           ----------   ----------
Gross profit                                   7,601        8,678
Selling, general
 and administrative expenses                   8,688        9,134
                                           ----------   ----------
Operating loss                                (1,087)        (456)
Interest expense                                 362          352
                                           ----------   ----------
Loss from continuing operations
 before income taxes                          (1,449)        (808)
                                           ----------   ----------
Income tax benefit                              (435)        (283)
                                           ----------   ----------
Loss from continuing operations               (1,014)        (525)
(Loss) earnings from discontinued
 operations, net of income taxes                 (64)         101
Gain on sale of subsidiary, net of
 income taxes                                    831           --
                                           ----------   ----------
Net loss                                   $    (247)   $    (424)
                                           ==========   ==========
Basic earnings (loss) per common share:

Loss from continuing operations            $   (0.16)   $   (0.09)
(Loss) earnings from discontinued
 operations                                $   (0.01)   $    0.02
Gain on sale of subsidiary                 $    0.13    $    0.00
                                           ----------   ----------
Net loss                                   $   (0.04)   $   (0.07)
                                           ==========   ==========
Diluted earnings (loss) per common share

Loss from continuing operations            $   (0.16)   $   (0.09)
(Loss) earnings from discontinued
 operations                                $   (0.01)   $    0.02
Gain on sale of subsidiary                 $    0.13    $    0.00
                                           ----------   ----------
Net loss                                   $   (0.04)   $   (0.07)
                                           ==========   ==========
Weighted average shares:
   Basic                                   6,203,403    5,792,123
                                           ==========   ==========
   Diluted                                 6,203,403    5,792,123
                                           ==========   ==========

* In September 2004, Jaco Electronics sold its contract manufacturing subsidiary. As a result, these operations are classified as discontinued as of July 1, 2003.

                   - additional financials follow -


    Summary Balance Sheet            Supplemental Financial Statistics
     As of Sept 30, 2004

Accounts Receivable (net)                   Per Share Price
                            $39,700,000      (11/11/04)         $4.62
Inventories                  36,600,000     Book Value Per
                                             Share              $7.44
Revolving Credit Facility   $33,000,000
Accounts Payable and
 Accrued Expenses            34,300,000
Shareholder's Equity        $46,600,000


    CONTACT: Jaco Electronics, Inc.
             Jeffrey D. Gash, 631-273-5500
             jgash@jacoelect.com
             or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni/Robert L. Rinderman
             212-835-8500
             jaco@jcir.com